Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement of the Valeritas, Inc. consolidated financial statements as of and for the year ended December 31, 2015 on Form S-1 of our report dated April 11, 2016 (except for Notes 1, 14, & 15, as to which the date is July 22, 2016), which includes an explanatory paragraph as to the Company’s ability to continue as going concern and our audit of the adjustments to retroactively apply the recapitalization of the Company, which occurred subsequent to the year ended December 31, 2015, to the 2014 financial statements which were audited by other auditors. We did not audit Valeritas, Inc. and subsidiaries 2014 consolidated financial statements other than with respect to such adjustments and, accordingly, we did not express an opinion on the 2014 consolidated financial statements taken as a whole. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

September 2, 2016

East Hanover, New Jersey